EXHIBIT K

The following chart is an Illustration of the Post-Effective Date Capital
Structure:


             Holders of Allowed Taxable
                   and Tax-Exempt
                 Bondholder Claims
                          |
                          |
                          |  100%*
                          |                              Jubilee Pulp, Inc.
                          |       2% Common Units                 |
                   Mobile Energy  ---------------------|         |
                   Holdings, Inc. 100% Preferred Units  |       |
                       |       |                         |     |   98%
              100%     |       |                          |   |  Common Units
MESC Retail------------|       | 100%                      | |
                               |                            |
                               |                     Pulpco, L.L.C
                               |
                               |
                   Mobile Energy
               Services Company, LLC
                          |
                          |  100%
                          |
                          |----------------Cogen Subsidiary

   ---------
   *Percentages to be determined based on election to receive New Common Stock by Holders of Tax-Exempt Bondholder Claims. Maximum percentage of New Common Stock to be issued to Holders of Tax-Exempt Bondholder Claims is approximately 23% if all such Holders elect New Common Stock. The minimum percentage of New Common Stock to be issued to Holders of Allowed Taxable Bondholder claims is approximately 77%.